Exhibit 99.2

Business Update

- **Building Integrated Weight Health Platform:** Continuing to execute on our strategy to provide industry-leading weight health care, which we expect to drive superior member health outcomes and lifetime value.
- **Profitable Clinical Growth:** Q1 2026 Clinical Subscription Revenue grew 32% year-over-year and End of Period Clinical Subscribers grew 46% year-over-year, despite lapping significant prior year growth in Q1 2025 from our former compounded semaglutide offering.
- **Core+ Growth:** Core+, our higher value Behavioral tier that includes expert support and community experiences, represented 537 thousand of End of Period Subscribers at the end of Q1 2026, which increased 6% from 505 thousand End of Period Subscribers at the end of Q1 2025.
- **Revenue:** ARPU increased 13% year-over-year reflecting a continued mix shift towards our higher ARPU Med+ and Core+ tiers. This mix shift partially offset secular headwinds in our Core tier that drove a 10% decrease in Revenue year-over-year.
- **Gross Margin**: Q1 Gross Margin was 70.5%. Q1 Adjusted Gross Margin[iii] was 73.6%, which remained near record highs, despite an accelerating mix shift towards Clinical, as margin profiles have improved.
- **Reaffirming 2026 Guidance:** We are reaffirming previously provided full year Revenue guidance of **$620 million – $635 million** and Adjusted EBITDA[i] guidance of **$105 million – $115 million**.
- **Liquidity Position Supports Debt Paydown:** In Q2, we expect to utilize $37 million in cash to reduce the aggregate principal amount of our term loan by $42 million. The $37 million payment is made up of $27 million from our annual cash sweep and $10 million as part of the voluntary solicitation, which was fully subscribed at 68.5% of par.

Performance Indicators

Revenue rounded to the nearest whole million

	Q1 2026	Q1 2025	% CHANGE
Revenue	$168M	$187M	(10%)
Behavioral	$129M	$156M	(17%)
Clinical	$39M	$29M	32%
End of Period Subscribers	2.7M	3.4M	(23%)
Behavioral	2.5M	3.3M	(25%)
Clinical	197K	135K	46%
Monthly Subscription Revenue Per Average Subscriber (ARPU)	$20.59	$18.24	13%

Financial Metrics[ii]

	Successor Q1 2026	Predecessor Q1 2025
Gross Margin	70.5%	71.2%
Adjusted Gross Margin[iii]	73.6%	73.4%
Net (Loss)	($52.0M)	($72.6M)
Net (Loss) Margin	(30.9%)	(38.9%)
Adjusted EBITDA[iii]	($1.8M)	$26.9M
Adjusted EBITDA Margin[iii]	(1.1%)	14.4%

See "Definitions and Performance Indicators" for definitions for Revenue, End of Period Subscribers and Monthly Subscription Revenue per Average Subscriber.

i. A reconciliation of the forward-looking full year Adjusted EBITDA outlook to net income cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of the Company's control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

ii. In connection with the Company's emergence from its financial reorganization process on June 24, 2025, the Company applied fresh start accounting which resulted in Successor and Predecessor financial statement presentation. References to "Successor" relate to our operations for the three months ended March 31, 2026. References to "Predecessor" relate to our operations for the three months ended March 29, 2025. Accordingly, the consolidated financial statements after June 24, 2025 are not comparable with the consolidated financial statements as of or prior to that date.

iii. See "Reconciliation to GAAP Measures of Non-GAAP Financial Measures" for further detail on adjustments to the most comparable GAAP financial measures.

2

To Our Valued Shareholders Last quarter’s letter laid out Weight Watchers’ strategy to continue driving superior member outcomes and a return to growth through an integrated weight health ecosystem. We remain confident in this approach and are singularly focused on execution. Integrating groundbreaking medical advances, such as GLP-1s, and time-tested behavioral and community programming, sets Weight Watchers apart. Our portfolio of weight health offerings-including our Points® Program, expert support, tailored medical support programs, and access to GLP-1 medications-enables members to migrate through our ecosystem’s offerings based on their needs, driving better health outcomes and higher lifetime value. The opportunity ahead is significant Q1 brought significant developments in the GLP-1 market with demand for GLP-1s rising even further with the launch of oral formulations. Employers, payers, and the government are increasingly interested in driving tangible weight health benefits and economic returns. But even as adoption grows and benefits become clearer, a growing body of evidence is also illustrating that today many people are not staying on GLP-1s long-term1-and that, absent other interventions, patients are likely to regain weight after discontinuing treatment2. Comprehensive care models and support systems like ours that go beyond the prescription are critical to maximizing the potential of GLP-1s going forward. Weight Watchers is perfectly positioned to fill this need. For more than 60 years, we have been the global leader in delivering behavioral frameworks and human support and accountability that enable sustainable weight health. The evidence backs our approach: at 12 months, Med+ members prescribed a GLP-1 medication who engaged regularly with the GLP-1 Success Program lost 29.1% more body weight, on average, than those who did not engage in behavioral support3. But as our members know well, transformations require time and discipline. We are in the early stages of a multi-year reinvention that will require a sustainable approach. That is why, as we shift our legacy business to address market realities, we are committed to finding consistent, incremental wins that facilitate our long-term ambitions. Promising results in an evolving market Clinical End of Period Subscribers increased 51% quarter-over-quarter to 197K in Q1, with more than 20K of Q1 Clinical signups having upgraded from our current Behavioral Subscriber base, demonstrating how our integrated weight health approach can drive higher lifetime value. Supported several new Med+ offerings: We continue to expand access to FDA approved medications, which are becoming increasingly affordable for our members. We expanded our collaboration with Novo Nordisk to offer eligible Med+ members subscription pricing for Wegovy that reduces out-of-pocket costs. We are also providing access to Novo Nordisk’s Wegovy and Ozempic Pills and Eli Lilly and Company’s oral GLP-1, Foundayo, through NovoCare and LillyDirect, respectively. Brand awareness continued to improve as awareness of our GLP-1 offering increased from ~20% to ~30%, with significant room to drive additional awareness. Within our Core+ tier, member engagement in our new virtual workshop experience improved as attendance increased year-over-year. We are continuing to strategically offer complementary virtual experiences to Core members, as those who attend a virtual experience have been 3 - 4x more likely to upgrade to Core+. In Q1, nearly 20% of Core+ signups were upgrades from Core. See “Sources” within “Sources, Definitions, and Financial Details” section for further detail on footnotes.

Solid financial foundation Our successful financial reorganization in mid 2025 has helped the Company establish and maintain a healthier financial position that can support long-term value creation. As we continue to execute against our strategy, we remain focused on durable cash generation to further strengthen our capital structure. Gross Margin: Q1 Gross Margin was 70.5%. Q1 Adjusted Gross Margin was 73.6%, which remained near record highs as we drive operational efficiencies across our portfolio of businesses and prioritize managing the relative maturity profiles of our business lines. Reaffirming FY 2026 Guidance: We are reaffirming our previously provided Revenue and Adjusted EBITDA” guidance, which reflects continued, but moderated, sequential growth of Clinical End of Period Subscribers, and relatively stable year-over-year declines of Behavioral End of Period Subscribers that includes growth in Core+ Subscribers. Positive FY 2026 Cash Generation: We expect to generate cash in 2026 based on our Adjusted EBITDA” guidance and expectations for interest costs, capital expenditures, and cash tax. Liquidity Position Supports Debt Paydown: In Q2, we expect to utilize $37 million in cash to reduce the aggregate principal amount of our term loan by $42 million. The $37 million payment is made up of $27 million from our annual cash sweep and $10 million as part of the voluntary solicitation, which was fully subscribed at 68.5% of par. Looking Ahead: A Focus on Execution As GLP-1s continue to redefine our industry, Weight Watchers has a significant opportunity to deliver better health outcomes for millions. We strongly believe that our approach can deliver these health outcomes—and, in the process, unlock the potential for sustainable future value creation for the Company. By prioritizing high-impact initiatives to simultaneously grow our Clinical business and stabilize our Behavioral business, we are committed to driving immediate successes that strengthen our financial footing, enhance our product, and contribute to our ultimate goal of returning the Company to profitable long-term growth. Felicia DellaFortuna, Jon Volkmann, Chief Financial Officer Chief Operations Officer Members of the Interim Office of the Chief Executive i. See “Reconciliation to GAAP Measures of Non-GAAP Financial Measures” for further detail on adjustments to the most comparable GAAP financial measures. ii. A reconciliation of the forward-looking full year Adjusted EBITDA outlook to net income cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of the Company’s control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its 4 future GAAP financial results

Integrated Care Model Our weight health offerings range from digital behavioral tools to personalized coaching and medical solutions, allowing us to meet members where they are on their weight health journey, while providing opportunities for ARPU expansion. Behavioral Tools Science-backed behavioral tools including Points® Program and tailored nutrition guidance enables members to adopt liveable, lasting habits Community & Connection Experts, coaches, peers that provide support, accountability, and fun Tailored Programs Programming & content tailored for specific life stages and clinical areas such as GLP-1 Success and Menopause to meet members where they are

LClinical Support, 29.1% More weight loss for Med+ members prescribed a GLP-1 H Including GLP-1 29.1%29 medication who regularly engaged with our GLP-1 Success Program than those who did not engage5 Of Med+ participants reported the GLP-1 Success Program helped minimize side effects6 Less likely for Med+ members who met with a Registered Dietitian to discontinue their treatment plan within the first 12 weeks compared to those who did not7 34.1% Med+ members prescribed a GLP-1 improved their diet quality by 34.7%8 Behavioral Support 7x More likely to achieve 10% weight loss Reduced calories from ultra-processed than standard nutritional guidance9 foods10 Menopause Community Expert Human Support Advantage Support 52.5% 45% 10/5 reduction in severity of symptoms, greater weight loss by Satisfaction for in-person workshops, on average, after 1 month for members who referred a virtual workshops, clinician visits, members on HRT11 friend, at week 1212 customer care, and dietitian sessions13

Q1 Financial Performance and 2026 Outlook

Subscribers and ARPU

ARPU[i] growth driven by mix shift to higher value membership tiers

Monthly Subscription Revenue Per Average Subscriber (ARPU)[i]



$18.24
$18.97
$18.52
$18.73
$20.59
+13% Y/Y
Q1 2025
Combined Q2 2025
Q3 2025
Q4 2025
Q1 2026

Behavioral and Clinical ARPU[i]



Clinical
Behavioral
$86.70
$78.00
$68.52
$70.82
$79.23
$15.87
$16.54
$16.39
$16.32
$16.82
Q1 2025
Combined Q2 2025
Q3 2025
Q4 2025
Q1 2026

ARPU increased 13% year-over-year, reflecting a mix shift towards our higher-value offerings.

Foreign exchange provided a $4 million benefit in the quarter, while fiscal Q1 2026 included one less day compared to fiscal Q1 2025.

Q1 Clinical ARPU was over 4x higher than Behavioral ARPU. Within the Behavioral business, Core+ has an ARPU of nearly 2x higher than Core.

Q1 Clinical ARPU increased seasonally compared to Q4 as a result of significant sequential Subscriber growth from peak season.

End of Period Subscribers[i] (k)

While Behavioral saw incremental pressure in Q1 2026, this was due in part to our strategic decision to prioritize awareness for our Med+ tier, also coinciding with the Wegovy Pill launch.

Within Behavioral, we are encouraged to see Core+ subscribers increase year-over-year from 505 thousand to 537 thousand.

We are seeing members shift from Core to our Core+ and Med+ tiers, a trend that we expect to continue.

Clinical Subscribers increased 51% sequentially driven by increased awareness of our Med+ tier, strong demand for access to lower priced GLP-1 options including the new Wegovy Pill, and focused marketing investments.

End of Period Behavioral Subscribers[i] (k)



3,299
3,040
2,862
2,631
2,463
(16%)
(19%)
(20%)
(19%)
(25%)
Q1 2025
Combined Q2 2025
Q3 2025
Q4 2025
Q1 2026
Year-over-Year

End of Period Clinical Subscribers[i] (k)



135
127
124
130
197
55%
56%
60%
42%
46%
Q1 2025
Combined Q2 2025
Q3 2025
Q4 2025
Q1 2026
Year-over-Year

i. Management believes that the key performance metrics such as Subscription Revenue, Incoming and End of Period Subscribers and Monthly Subscription Revenue Per Average Subscriber for the Successor Period when combined with the Predecessor Period provides more meaningful comparisons to other periods and are useful in identifying current business trends. Accordingly, the charts and tables in this shareholder letter present the combined results for the three months ended June 30, 2025 as Combined Q2 2025.

8

Revenue and Gross Margin Scaling Clinical growth while maintaining near record margin Strong Clinical performance was driven by increasing consumer interest in medical weight loss solutions, marketing investment, and the migration of existing members from Behavioral into our Clinical business. Behavioral Revenue is seeing the benefit of Core+ in higher ARPU, while Core remains impacted by secular and Chapter 11 financial reorganization related headwinds, in particular within our international markets. Revenue’($m) Behavioral $129M $156M Clinical $39M $29M Behavioral 2.5M 3.3M Clinical 197K 135K Q1 2025 Combined Q3 2025 Q4 2025 Q1 2026 Q2 2025 Clinical Behavioral Other Gross Margin in Q1 2026 was 70.5%. Adjusted Gross Marginii was 73.6%, which remained near record highs, despite an accelerating mix shift towards Clinical, as we’ve significantly improved the margin profiles within both Behavioral and Clinical through structural actions and operational efficiencies. Gross Margin % of Revenue 74.9% 75.9% 75.1% 74.4% 73.4%—73^% 73.7% 73.2% 71.2% 72.1% 70.1% 70.5% Predecessor Predecessor Successor Successor Successor Successor Q1 2025 3/30/25- 6/25/25- Q3 2025 04 2025 Q1 2026 6/24/25 6/30/25 (ii) GAAP Gross Margin Adjusted Gross Margin i. These amounts combine the revenue of the Successor and Predecessor periods for comparability purposes. Although the Successor and Predecessor have a different accounting basis due to the application of fresh start accounting, none of the fresh start accounting adjustments impact revenue. Therefore, the combined revenue amounts presented are consistent with a pro forma presentation under Article 11 of Regulation S-X as if fresh start accounting was applied at the beginning of the first period presented. 9 ii. See “Reconciliation to GAAP Measures of Non-GAAP Financial Measures” for further detail on adjustments to the most comparable GAAP financial measures.

Operating Expenses

Targeted growth investment with disciplined cost management



Operating Expenses
% of Revenue
6%
19%
42%
8%
24%
18%
6%
23%
23%
4%
35%
28%
5%
32%
40%
5%
29%
55%
Predecessor Q1 2025
Predecessor 3/30/25-6/24/25
Successor 6/25/25-6/30/25
Successor Q3 2025
Successor Q4 2025
Successor Q1 2026
Marketing
Selling, General & Admin
Product Development



Adjusted Operating Expenses[i]
% of Revenue
6%
11%
42%
8%
14%
18%
6%
11%
23%
4%
18%
28%
5%
18%
40%
5%
15%
55%
Predecessor Q1 2025
Predecessor 3/30/25-6/24/25
Successor 6/25/25-6/30/25
Successor Q3 2025
Successor Q4 2025
Successor Q1 2026
Marketing
Selling, General & Admin
Product Development

- Marketing expense in Q1 2026 was $93 million reflecting front-loaded investment in Q1 to drive awareness of our Med+ positioning, also coinciding with the Wegovy Pill launch.
- Selling, General & Administrative (SG&A) expenses were 29% of Revenue primarily driven by higher depreciation and amortization related to Fresh Start Accounting. Adjusted SG&A[i] was 15% of Revenue, slightly lower as a percent of Revenue than Q4 2025 reflecting the exit from our corporate headquarters lease and continued expense discipline.
- Product Development expense, which primarily includes personnel costs for engineering, product, design, and data teams, was 5% of Revenue.

i. See "Reconciliation to GAAP Measures of Non-GAAP Financial Measures" for further detail on adjustments to the most comparable GAAP financial measures.

10

Profitability

Balancing strategic investment with operational discipline

Q1 2026 Net Loss was $52.0 million. Adjusted EBITDA[i] was a loss of $1.8 million reflecting marketing investment in peak season. Net Loss also reflects higher depreciation and amortization related to Fresh Start Accounting.

Structural cost actions over the last few years have solidified our financial foundation, which allows us to fund targeted growth initiatives, while maintaining our margin profile.



Net (Loss) Income ($m) and Net (Loss) Income Margin
1,191
673%
(39%)
(73)
10%
1
(33%)
(58)
(4%)
(6)
(31%)
(52)
Predecessor Q1 2025
Predecessor 3/30/25-6/24/25
Successor 6/25/25-6/30/25
Successor Q3 2025
Successor Q4 2025
Successor Q1 2026
Net (Loss) Income ($m)
Net (Loss) Income Margin



Adjusted EBITDA(i) ($m) and Adjusted EBITDA Margin(i)
14%
27
34%
61
37%
4
25%
43
11%
18
(1%)
(2)
Predecessor Q1 2025
Predecessor 3/30/25-6/24/25
Successor 6/25/25-6/30/25
Successor Q3 2025
Successor Q4 2025
Successor Q1 2026
Adjusted EBITDA ($m)
Adjusted EBITDA Margin

i. See "Reconciliation to GAAP Measures of Non-GAAP Financial Measures" for further detail on adjustments to the most comparable GAAP financial measures.

11

Cash Flow and Balance Sheet Healthy liquidity and a restructured capital base Cash ($m) Cash from Operations ($m) Behavioral $129M $156M Clinical $39M $29M Behavioral 2.5M 3.3M Clinical 197K 135K Predecessor Successor Successor Successor Successor Predecessor Predecessor Successor Successor Successor Successor Q1 2025 6/30/25 9/30/25 12/31/25 3/31/26 Q1 2025 3/30/25- 6/25/25- Q3 2025 Q4 2025 Q1 2026 6/24/25 6/30/25 Cash and Cash Equivalents were $121 million at the end of Q1 2026, compared to $160 million at the end of Q4 2025. The sequential change primarily reflects Q1 2026 Adjusted EBITDA, quarterly interest on our Term Loan of $12 million, capital expenditures of $6 million, and timing of marketing payments. Consistent with historical seasonality, Q1 cash from operations was a use of cash reflecting peak marketing investment. In Q2, we expect to utilize $37 million in cash to reduce the aggregate principal amount of our term loan by $42 million. The $37 million payment is made up of $27 million from our annual cash sweep and $10 million as part of the voluntary solicitation, which was fully subscribed at 68.5% of par. Based on the interest rate in effect for the term loan as of March 31, 2026 of 10.51%, we expect the debt paydown to reduce our annualized interest expense by approximately $4 million. Following our Q2 2025 financial reorganization, we have fundamentally transformed our balance sheet:

2026 Outlook We are reaffirming our previously provided 2026 guidance for Revenue to be $620 million - $635 million and Adjusted EBITDAi to be $105 million - $115 million. Revenue While we expect sequential Clinical Subscriber growth in the remaining quarters of the year, we expect sequential net adds to be lower than Q1 reflecting seasonal normalization, lower levels of marketing spend, and a more balanced allocation of that spend. We are expecting Clinical Subscription Revenue to be approximately 25%—30% of 2026 Revenue, up from 16% of 2025 Revenue. Within our Behavioral business, we are encouraged with the growth we are seeing within Core+ and we expect to grow Core+ subscribers in 2026. Gross Margin We remain focused on driving efficiencies within gross margin through workflow automation, technology enablement, and cost discipline, in particular as we scale our Clinical business. While we expect modest Adjusted Gross Marginii decline in 2026 vs. 2025, we expect to remain above 72%. Operating Expense Marketing: We expect 2026 Marketing Expense as a percentage of Revenue to increase modestly compared to 2025. Product Development: We expect to remain at a similar quarterly run-rate as Q1 2026 as we continue to execute on our multi-year technology roadmap. SG&A: We expect modest SG&A savings in 2026, primarily driven by the exit from our corporate headquarters lease and ongoing operational discipline. Cash Generation As is typical for the business, Q1 represents our peak marketing investment period. We expect to generate cash through the remainder of the year following first quarter cash usage. We will continue to manage liquidity and capital allocation with a focus on durable cash generation. The main drivers of Adjusted EBITDAi to our cash generation are interest, capex, and cash tax. Interest Costs: We expect approximately $45 million - $50 million of interest costs, which reflects slightly lower quarterly interest compared to Q1 2026 following the $37 million of debt prepayments from the cash sweep and voluntary solicitation. Capex: As we continue to invest in product innovation, technology infrastructure, and growth initiatives, we expect 2026 quarterly capital expenditures to remain at a similar run-rate as Q1 2026. Cash Taxes: We expect 2026 cash taxes to be between $5 million and $10 million. Looking Ahead As we look to the future, we continue to feel confident in our financial footing and the immense opportunity before us. Our first quarter results demonstrate the increasing share of our growing Clinical business and Core+ tier as a percent of total End of Period Subscribers and Revenue, which supports 2026 as an important step in our multiyear transformation i. A reconciliation of the forward-looking full year Adjusted EBITDA outlook to net income cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of the Company’s control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results. ii. See “Reconciliation to GAAP Measures of Non-GAAP Financial Measures” for further detail on adjustments to the most comparable GAAP financial measures.

First Quarter Conference Call and Webcast The Company has scheduled a conference call today at 8:30 a.m. ET to discuss results. The webcast of the conference call will be available on the Company’s corporate website, corporate.ww.com, under Events and Presentations. A replay of the webcast will be available on this site for at least 90 days. About Weight Watchers Weight Watchers is the global leader in science-backed weight management, offering an integrated support system built for the GLP-1 era that combines scientific expertise, medication, cutting-edge technology, and human connection. With more than 60 years of experience, Weight Watchers is the most studied commercial weight management program in the world, delivered through its No. 1 U.S. doctor-recommended weight-loss program. Its holistic, personalized approach also includes U.S.-based clinical interventions and access to GLP-1 medications when clinically appropriate, and a global network of coaches and community support. Since 1963, the company has led with science to deliver its members the personalized support they need to reach and sustain their goals. Members can access these solutions directly, or through Weight Watchers for Business’ full-spectrum platform for employers, health plans, and payers. In a landscape crowded with contradictory advice, isolating apps, and one-size-fits-all solutions, Weight Watchers offers a proven path forward that is rooted in research, grounded in empathy and designed to help every member feel better in their body and Live a Longer, healthier life. For more information, visit weightwatchers.com “Weight Watchers is the only reason I’m still on a GLP-1. isn’t one-size-fits- I got nutrition, all. It fits this stage community, and of life. “ HAYLEY so much more. LESLEY Lesley, Hayley, Member PROGRESS: -100 LB* Member -35 LB*** PROGRAM: PROGRAM: med+ menopause

Sources, Definitions and Financial Details

Sources Med+ members given the GLP-1 Companion Program lost 27 lbs, on average, after 6 months. Based on a 6-month clinical trial (n=18O) of individuals who were enrolled between February-April 2024, with overweight or obesity taking semaglutide or tirzepatide for weight loss and related outcomes through the Med+ Program and participating in the GLP-1 Success nutrition program. Heinberg et al. Effectiveness of Telemedicine Prescribing and a Long-Acting Obesity Medication Behavioral Program: A 24-Week Single-Arm Study. Obesity. 2025. Funded by WW International, Inc. “At 6 months, members lost on average 31.6 lbs in an observational study of Med+ member data. Ard JD, Hong YR, Foster GD, Medcalf A, Nadolsky S, Cardel Ml. Twelve-month analysis of real-world evidence from a telehealth obesity treatment provider using anti-obesity medications. Obesity. 2024. “At 6 months, participants in a clinical trial of the WW program lost an average of 12 lbs (5.4% of body weight). Palacios et al. Effectiveness of a digital weight management program on diet quality: A randomized controlled trial. AJCN. 2025 * At 6 months, members lost on average 31.6 lbs in an observational study of Med+ member data. Ard JD, Hong YR, Foster GD, Medcalf A, Nadolsky S, Cardel Ml. Twelve-month analysis of real-world evidence from a telehealth obesity treatment provider using anti-obesity medications. Obesity. 2024. ***WeightWatchers members of menopausal age lost 6.8% of their body weight (14.1 lbs) in just 6 months. Based on a secondary analysis of a 6- month randomized controlled trial (n=165 women 45 years or older with complete data) that compared participants following WW to those given standard nutritional guidelines alone. Based on a secondary analysis of a 6-month randomized controlled trial (n=165 women 45 years or older with complete data) that compared participants following WW to those given standard nutritional guidelines alone. Funded by WW international, Inc. 1 Prime Therapeutics’ leading research shows only 1 in 12 remain on a GLP-1 drug for obesity at three years. https://www.primetherapeutics.com/ w/prime-therapeutics-leading-research-shows-only-1-in-12-remain-on-a-glp-1-drug-for-obesity-at-three-years 2 Wilding JPH, Batterham RL, Davies M, Van Gaal LF, Kandler K, Konakli K, Lingvay I, McGowan BM, Oral TK, Rosenstock J, Wadden TA, Wharton S, Yokote K, Kushner RF; STEP 1 Study Group. Weight regain and cardiometabolic effects after withdrawal of semaglutide: The STEP 1 trial extension. Diabetes Obes Metab. 2022 Aug;24(8):1553-1564. doi: 10.1111/dom.14725. Epub 2022 May 19. PMID: 35441470; PMCID: PMC9542252. 3 Based on an internal analysis of 3,325 members who requested at least 1 GLP-1 medication refill through Weight Watchers Med+ and selfreported both a starting weight and weight at week 52. On average, members who logged in to the GLP-1 Success Program at least 4 days each week (n=376) lost 22.20% body weight, and members who never logged in to the app (n=2,949) lost 17.20% body weight in 52 weeks. Not a randomized, controlled clinical trial. Self-reported outcomes have not been independently verified. Individual results may vary. 4 Based on an internal analysis of 3,260 Weight Watchers Med+ members prescribed a GLP-1 medication and self-reported both a starting weight and a weight at month 12. On average members lost 21.0% of body weight in 12 months. Compared to an analysis of (i) 17,475 Calibrate members who received at least one month of GLP-1 medication, were enrolled and had a valid weight at month 12, and lost 15.7% body weight in 12 months; (ii) an analysis of 500+ Form Health patients who received intensive lifestyle therapy and semaglutide, and had an average weight loss 13.6% body weight in 12 months; and (iii) an analysis of 1,812 Hims & Hers members prescribed a compounded injectable GLP-1 medication through the Hims & Hers platform, reported their weight at month 12, and lost an average of 12.2% body weight in 12 months. Cohorts differed in inclusion criteria, medication type, and follow-up duration. Not randomized, controlled clinical trials. Self-reported outcomes have not been independently verified. Individual results may vary. 5 Supra note 3. 6 Based on survey responses of 166 participants in a 6-month clinical trial who had overweight or obesity, and were taking semaglutide/ tirzepatide for weight loss through Weight Watchers Med+ and provided the GLP-1 Success Program. 7 Based on an internal analysis of data from December 2024 to April 2025 of 3,264 Weight Watchers Med+ members during their first 12 weeks of membership. 6.5% members who had at least 1 RD visit discontinued their treatment plan. 9.3% members who did not have at least 1 RD visit discontinued their treatment plan. Treatment discontinuation means canceling Weight Watchers Med+ membership or switching medication treatment plans. 8 Based on a 6-month clinical trial (n=180) of individuals who were enrolled between February-April 2024, with overweight or obesity taking semaglutide/tirzepatide for weight loss and related outcomes within Weight Watchers Med+ who increased their Healthy Eating Index score from 55.0 to 65.1. Heinberg et al. Effectiveness of Telemedicine Prescribing and a Long-Acting Obesity Medication Behavioral Program: A 24-Week Single-Arm Study. Obesity. 2025. Funded by WW International, Inc. 9 Based on a 6-month randomized controlled trial (n=376) that compared participants following WW to those given standard nutritional guidelines alone where 19.3% of WW participants achieved 10% weight loss. Palacios et al. Effectiveness of a digital weight management program on diet quality: a randomized controlled trial. AJCN. 2025. Funded by WW International, Inc. 10 Based on a secondary analysis of Palacios et al. 2025, a 6-month randomized controlled trial (n=376 adults) that compared participants following WW to those given standard nutritional guidelines alone. Manuscript in draft. Funded by WW International, Inc. 11 Based on an internal data analysis of 142 Weight Watchers Med+ Menopause program members who requested a refill of their hormone therapy through Weight Watchers and self reported symptom scores before and after participation in the program. After an average of 43.6 days, average composite menopause symptom scores decreased from 22.1 to 10.5, out of a possible 40 points. Not a randomized, controlled clinical trial. Selfreported outcomes have not been independently verified. Individual results may vary. 12 Based on an internal data analysis of 1.7M Core program members who didn’t refer someone compared to 82K Core program members who did, conducted from April 2022-April 2023. 13 Based on internal surveys conducted between December 2025 and January 2026 across various member services. Ratings of 4.9 out of 5 were reported by 1,908 in-person workshop attendees, 7,773 virtual workshop attendees, 4,790 Customer Care users, 8,420 Registered Dietitian patients, and 6,505 clinician patients. 16

Fresh Start Accounting and Predecessor and Successor Periods In connection with the Company’s emergence from its financial reorganization process on June 24, 2025, the Company’s second quarter ended June 30, 2025 includes a “Predecessor” period from March 30, 2025 to June 24, 2025, and a “Successor” period from June 25, 2025 to June 30, 2025. Additionally, the Company qualified for and applied fresh start accounting. Accordingly, the consolidated financial statements after June 24, 2025 are not comparable with the consolidated financial statements as of or prior to that date. The Company’s third quarter ended September 30, 2025, fourth quarter ended December 31, 2025, and first quarter ended March 31, 2026 all represent a Successor period. Although GAAP requires that we report our results for the period from March 30, 2025 through June 24, 2025 (Predecessor) and the period from June 25, 2025 through June 30, 2025 (Successor) separately, management views certain metric and revenue information for the three months ended June 30, 2025 by combining the results of the applicable Predecessor and Successor periods because management believes such presentation provides the most meaningful comparison of our results to prior periods. Although the Predecessor and Successor periods are generally not comparable as they are impacted by fresh start accounting, there are no fresh start adjustments affecting revenue and therefore revenue information has been combined in this letter to provide a meaningful understanding of operating trends, which would be consistent with a pro forma calculation under Article 11 of Regulation S-X. Nevertheless, the combined operating results do not reflect the actual results we would have achieved absent our emergence from its financial reorganization process and may not be indicative of future results. We cannot adequately benchmark the operating results of the period from June 25, 2025 through June 30, 2025 (Successor) against any of the previous periods reported in our consolidated financial statements without combining it with the period from March 30, 2025 through June 24, 2025 (Predecessor) and do not believe that reviewing the results of this period in isolation would be useful in identifying trends in or reaching conclusions regarding our overall operating performance. Management believes that the key performance metrics such as Subscription Revenue, Incoming and End of Period Subscribers and Monthly Subscription Revenue per Average Subscriber for the Successor period when combined with the Predecessor period provides more meaningful comparisons to other periods and are useful in identifying current business trends. Accordingly, this shareholder letter presents the combined results for these metrics for the three months ended June 30, 2025.

Definitions and Performance Indicators “Behavioral” business refers to providing subscriptions to the Company’s digital product offerings with the option to add on unlimited access to the Company’s workshops. “Clinical” business refers to providing subscriptions to the Company’s clinical product offerings provided by Weight Watchers Clinic combined with the Company’s digital subscription product offerings and unlimited access to the Company’s workshops. “Revenue”—“Subscription Revenue” consists of the aggregate of: (a) “Behavioral Subscription Revenue”, the fees associated with subscriptions for our Behavioral offerings; and (b) “Clinical Subscription Revenue”, the fees associated with subscriptions for our Clinical offerings. In addition, “Other Revenue” consists of revenue from licensing, franchise fees with respect to commitment plans and royalties, publishing and other revenue. Revenue consists of the aggregate of Subscription Revenue and Other Revenue. “Incoming Subscribers”—“Subscribers” refer to Behavioral subscribers and Clinical subscribers who participate in recurring bill programs in Company-owned operations. The “Incoming Subscribers” metric reports Subscribers in Company-owned operations at a given period start. Recruitment and retention are key drivers for this metric. Management utilizes this metric to monitor changes in the subscriber base which directly impacts our revenue growth and trends. “End of Period Subscribers”—The “End of Period Subscribers” metric reports Subscribers in Company- owned operations at a given period end. Recruitment and retention are key drivers for this metric. Management utilizes this metric to monitor changes in the subscriber base which directly impacts our revenue growth and trends. “Monthly Subscription Revenue Per Average Subscriber” (“ARPU”)—The “Monthly Subscription Revenue Per Average Subscriber” metric reports the monthly fees associated with subscriptions for our offerings divided by the Average Subscriber for our businesses. Monthly Subscription Revenue for both quarterly and year-to-date periods for each respective business are calculated as Subscription Revenue divided by the number of months in the respective quarterly or year-to-date period. The “Average Subscriber” for quarterly periods for each respective business is the average of its Incoming Subscribers and End of Period Subscribers for the respective quarterly period. The “Average Subscriber” for year-to-date periods for each respective business is the average of its Incoming Subscribers at the beginning of the fiscal year and its End of Period Subscribers for each quarter end within the respective year-to-date period. Management utilizes this metric to consider revenue growth and trends on a per subscriber basis.

Cautionary Note on Forward Looking Statements This shareholder letter includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, any statements about the Company’s plans, strategies, objectives, initiatives, and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “aim” and similar expressions in this shareholder letter to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: our recent emergence from bankruptcy, which could adversely affect our business and relationships and subjects us to risks and uncertainties; competition from other weight management and health and wellness industry participants or the development of more effective or more favorably perceived weight management methods; our failure to continue to retain and grow our subscriber base; our ability to be a leader in the rapidly evolving and increasingly competitive clinical weight management and weight loss market; our ability to continue to develop new, innovative services and products and enhance our existing services and products or the failure of our services, products or brands to continue to appeal to the market, or our ability to successfully expand into new channels of distribution or respond to consumer trends or sentiment; our ability to successfully implement strategic initiatives; the effectiveness and efficiency of our advertising and marketing programs, including the strength of our social media presence; the impact on our reputation of actions taken by our franchisees, licensees, suppliers, affiliated provider entities, PCs’ healthcare professionals, and other partners; the recognition of asset impairment charges; the loss of key personnel, strategic partners or consultants or failure to effectively manage and motivate our workforce; our chief executive officer transition, and our ability to appoint a new chief executive officer with the required level of experience and expertise in a timely manner; our ability to successfully make acquisitions or enter into collaborations or joint ventures, including our ability to successfully integrate, operate or realize the anticipated benefits of such businesses; uncertainties related to a downturn in general economic conditions or consumer confidence, including as a result of the existing inflationary environment, changes in tariffs and escalating trade tensions, rising interest rates, the potential impact of political and social unrest and increased volatility in the credit and capital markets; the seasonal nature of our business; our failure to maintain effective internal control over financial reporting; the impact of events that impede accessing resources or discourage or impede people from gathering with others; the early termination by us of leases; the inability to renew certain of our licenses, or the inability to do so on terms that are favorable to us; the dependence of our payments system on third- party service providers; the impact of our exposure to variable rate indebtedness; the ability to generate sufficient cash to service our debt and satisfy our other liquidity requirements; uncertainties regarding the satisfactory operation of our technology or systems; the impact of data security breaches and other malicious acts or privacy concerns, including the costs of compliance with evolving privacy laws and regulations; our ability to successfully integrate and use artificial intelligence in our business; our ability to enforce our intellectual property rights both domestically and internationally, as well as the impact of our involvement in any claims related to intellectual property rights; the impact of existing and future laws and regulations; risks related to our exposure to extensive and complex healthcare laws and regulations; the outcomes of litigation or regulatory actions; risks and uncertainties associated with our international operations, including regulatory, economic, political, social, intellectual property, and foreign currency risks, which risks may be exacerbated as a result of war and terrorism; our ability to engage in share repurchases and pay cash dividends in the foreseeable future; risks related to the actions of activist shareholders and anti-takeover provisions in our articles of incorporation and bylaws; risks related to the actions of our shareholders and the exclusive forum provisions in our articles of incorporation; the possibility that we could fail to maintain the listing of our common stock on Nasdaq; and other risks and uncertainties, including those included in this shareholder letter and those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission (the “SEC”) (which are available on the SEC’s EDGAR database at www.sec.gov and via the Company’s website at corporate.ww.com). You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this shareholder letter or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the SEC (which are available on the SEC’s EDGAR database at www.sec.gov and via the Company’s website at corporate.ww.com).

Reconciliation to GAAP Measures of Non-GAAP Financial Measures To supplement the Company’s consolidated results presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has disclosed non-GAAP financial measures of operating results that exclude or adjust certain items. The Company presents in this letter non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization expenses and share-based compensation expense (“EBITDA”); and for each period presented, EBITDA adjusted, as applicable, for (a) goodwill and other intangible assets impairments, (b) reorganization items, net related to the Company’s emergence from its Chapter 11 financial reorganization, (cl transaction costs related to strategic alternatives and the Company’s Chapter 11 financial reorganization, (d) net restructuring charges associated with the previously disclosed 2025, 2024, and 2023 restructuring plans, (el non-CEO executive separation expenses and (f) other items such as the impact of foreign exchange gains and losses as indicated in the reconciliations below that management believes are not indicative of ongoing operations (“Adjusted EBITDA”). The Company also presents gross profit, gross margin, marketing expenses, selling, general and administrative expenses, and product development expenses on a non-GAAP basis that adjusts for similar items, as further indicated in the reconciliations included elsewhere in this shareholder letter. In addition, the Company presents certain of its financial results on a constant currency basis in addition to GAAP results. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. The Company calculates constant currency by calculating current-year results using prior-year foreign currency exchange rates. Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and are useful for period-over-period comparisons of the performance of the Company’s business. While management believes that these non-GAAP financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies. See “Reconciliation to GAAP Measures of Non-GAAP Financial Measures” in to this shareholder letter and reconciliations, if any, included elsewhere in this shareholder letter for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.

Operational Statistics (In Thousands, Except Percentages and Monthly Subscription Revenue Per Average Subscriber) Unaudited Incoming Subscribers(1) Incoming Behavioral Subscribers 2,631 N/A 3,244 (18.9%) N/A Incoming Clinical Subscribers 130 N/A 92 41.9% N/A End of Period Subscribers(2) End of Period Behavioral Subscribers 2,463 N/A 3,299 (25.4%) N/A End of Period Clinical Subscribers 197 N/A 135 45.9% N/A Monthly Subscription Revenue Per Average Subscriber(3) Monthly Behavioral Subscription Revenue Per Average Subscriber $ 16.82 $ 16.27 $ 15.87 6.0% 2.6% Monthly Clinical Subscription Revenue Per Average Subscriber $ 79.23 $ 79.23 $ 86.70 (8.6%) (8.6%) Note: Totals may not sum due to rounding. (1) The “Incoming Subscribers” metric reports WW subscribers in Company-owned operations at a given period start. (2) The “End of Period Subscribers” metric reports WW subscribers in Company-owned operations at a given period end. (3) The “Monthly Subscription Revenue Per Average Subscriber” metric reports the monthly fees associated with subscriptions for the Company’s offerings divided by the Average Subscriber for its businesses. Monthly Subscription Revenue for quarterly periods for each respective business is calculated as Subscription Revenue divided by the number of months in the respective quarterly period. The “Average Subscriber” for quarterly periods for each respective business is the average of its Incoming Subscribers and End of Period Subscribers for the respective quarterly period. Revenue—Constant Currency (In Thousands, Except Percentages); Unaudited Behavioral Subscription Revenue(2) $ 128,524 $ 124,317 $ 15 5,723 (17.5%) (20.2%) Clinical Subscription Revenue(3) $ 38,833 $ 38,833 $ 29,457 31.8% 31.8% Subscription Revenue’41 $ 167,357 $ 163,150 $ 185,180 (9.6%) (11.9%) Other Revenue(5) $ 904 $ 858 $ 1,391 (35.0%) (38.3%) Note: Totals may not sum due to rounding. Note: Totals may not sum due to rounding. (1) “Revenue” consists of the aggregate of Subscription Revenue and Other Revenue. (2) “Behavioral Subscription Revenue” consists of the fees associated with subscriptions for the Company’s Behavioral offerings. (3) “Clinical Subscription Revenue” consists of the fees associated with subscriptions for the Company’s Clinical offerings. (4) “Subscription Revenue” is the sum of Behavioral Subscription Revenue and Clinical Subscription Revenue. (5) “Other Revenue” consists of revenue from licensing, franchise fees with respect to commitment plans and royalties, publishing and other revenue.

Net (Loss) Income to Adjusted EBITDA (In Thousands, Except Percentages); Unaudited Interest 11,475 11,767 12,052 923 11,061 27,603 Taxes 10,823 (18,856) 53,157 (523) (20,906) 22,575 Behavioral $129M $156M Clinical $39M $29M Behavioral 2.5M 3.3M Clinical 197K 135K Note: Totals may not sum due to rounding. (1) The Company’s franchise rights acquired impairment charge related to its United States unit of account. (2) The net reorganization gain related to the Company’s emergence from its Chapter 11 financial reorganization and primarily consisted of the gain on settlement of liabilities subject to compromise and the impacts of fresh start valuation adjustments. (3) Certain non-recurring transaction costs related to strategic alternatives and the Company’s Chapter 11 financial reorganization. (4) Restructuring charges consist of expenses associated with the reduction in headcount as a result of certain strategic re-alignments. Restructuring charges include the previously disclosed 2025 restructuring plan, the previously disclosed 2024 restructuring plan, and the previously disclosed 2023 restructuring plan. (5) Certain non-recurring expenses in connection with the separation from the Company of a non-Chief Executive Officer executive. (6) Primarily consists of the impact of foreign exchange gains and losses.

Gross Profit, Marketing Expenses, Selling, General & Administrative (SG&A), Product Development Expenses

(In Thousands, Except Percentages); Unaudited

	Successor 1Q 2026				Predecessor 1Q 2025			
	Gross Profit	Marketing Expenses	Product Development	SG&A	Gross Profit	Marketing Expenses	Product Development	SG&A
GAAP	$ 118,672	$ 92,934	$ 8,093	$ 48,084	$ 132,876	$ 78,778	$ 11,121	$ 35,629
% of Revenue	*70.5%*	*55.2%*	*4.8%*	*28.6%*	*71.2%*	*42.2%*	*6.0%*	*19.1%*
Adjustments:								
Transaction Costs [1]	—	—	—	—	—	—	—	(10,823)
Depreciation and Amortization Expenses	5,180	—	—	(20,706)	4,500	—	(61)	(2,354)
Restructuring Charges [2]	(65)	—	—	(533)	(384)	—	—	(1,356)
Share-based Compensation Expense	0	(141)	(109)	(436)	—	—	—	(860)
Non-CEO Executive Separation Expenses [3]	—	—	—	(1,563)	—	—	—	—
Total Adjustments	$ 5,115	$ (141)	$ (109)	$ (23,238)	$ 4,116	$ -	$ (61)	$ (15,394)
Adjusted	$ 123,787	$ 92,793	$ 7,984	$ 24,846	$ 136,992	$ 78,778	$ 11,060	$ 20,235
% of Revenue	*73.6%*	*55.1%*	*4.7%*	*14.8%*	*73.4%*	*42.2%*	*5.9%*	*10.8%*
Currency Adjustment	(3,690)	(959)	—	(301)	N/A	N/A	N/A	N/A
Constant Currency	$ 114,982	$ 91,975	$ 8,093	$ 47,783	N/A	N/A	N/A	N/A
% of Revenue	70.1%	56.1%	4.9%	29.1%	N/A	N/A	N/A	N/A
Adjusted Constant Currency	$ 120,097	$ 91,834	$ 7,984	$ 24,546	N/A	N/A	N/A	N/A
% of Revenue	73.2%	56.0%	4.9%	15.0%	N/A	N/A	N/A	N/A

Note: Totals may not sum due to rounding.
(1) Certain non-recurring transaction costs related to strategic alternatives and the Company's Chapter 11 financial reorganization.
(2) Restructuring charges consist of expenses associated with the reduction in headcount as a result of certain strategic re-alignments. Restructuring charges include the previously disclosed 2025 restructuring plan, 2024 restructuring plan, and 2023 restructuring plan.
(3) Certain non-recurring expenses in connection with the separation from the Company of a non-Chief Executive Officer executive.

	Successor Q4 2025				Successor Q3 2025			
	Gross Profit	Marketing Expenses	Product Development Expenses	SG&A	Gross Profit	Marketing Expenses	Product Development Expenses	SG&A
GAAP	$ 114,095	$ 65,474	$ 8,872	$ 52,688	$ 124,111	$ 48,404	$ 7,550	$ 60,122
% of Revenue	*70.1%*	*40.2%*	*5.4%*	*32.4%*	*72.1%*	*28.1%*	*4.4%*	*34.9%*
Adjustments:								
Transaction Costs [1]	—	—	—	514	—	—	—	(9,126)
Depreciation and Amortization Expenses	5,350	—	(59)	(20,899)	5,135	—	(58)	(20,301)
Restructuring Charges [2]	1,618	—	—	(2,966)	23	—	—	(99)
Share-based Compensation Expense	—	—	—	(604)	—	—	—	—
Total Adjustments	$ 6,968	$ -	$ (59)	$ (23,955)	$ 5,158	$ -	$ (58)	$ (29,525)
Adjusted	$ 121,063	$ 65,474	$ 8,813	$ 28,733	$ 129,269	$ 48,404	$ 7,492	$ 30,597
% of Revenue	74.4%	40.2%	5.4%	17.6%	75.1%	28.1%	4.4%	17.8%

	Successor 6/25/25 - 6/30/25				Predecessor 3/30/25 - 6/24/25			
	Gross Profit	Marketing Expenses	Product Development Expenses	SG&A	Gross Profit	Marketing Expenses	Product Development Expenses	SG&A
GAAP	$ 8,909	$ 2,784	$ 686	$ 2,853	$ 130,508	$ 32,093	$ 14,160	$ 42,851
% of Revenue	*73.2%*	*22.9%*	*5.6%*	*23.4%*	*73.7%*	*18.1%*	*8.0%*	*24.2%*
Adjustments:								
Transaction Costs [1]	—	—	—	(182)	—	—	—	(10,049)
Depreciation and Amortization Expenses	330	—	(4)	(1,347)	4,147	—	(54)	(3,086)
Restructuring Charges [2]	—	—	—	—	(2,071)	—	—	(977)
Share-based Compensation Expense	—	—	—	—	—	—	—	(3,173)
Total Adjustments	$ 330	$ -	$ (4)	$ (1,529)	$ 2,076	$ -	$ (54)	$ (17,285)
Adjusted	$ 9,239	$ 2,784	$ 682	$ 1,324	$ 132,584	$ 32,093	$ 14,106	$ 25,566
% of Revenue	*75.9%*	*22.9%*	*5.6%*	10.9%	74.9%	18.1%	8.0%	14.4%

Note: Totals may not sum due to rounding.
(1) Certain non-recurring transaction costs related to strategic alternatives and the Company's Chapter 11 financial reorganization.
(2) Restructuring charges consist of expenses associated with the reduction in headcount as a result of certain strategic re-alignments. Restructuring charges include the previously disclosed 2025 restructuring plan, 2024 restructuring plan, and 2023 restructuring plan.

23

Consolidated Balance Sheets (In Thousands); Unaudited ASSETS CURRENT ASSETS Cash and cash equivalents $ 120,870 $ 160,279 Behavioral $129M $156M Clinical $39M $29M Behavioral 2.5M 3.3M Clinical 197K 135K Goodwill 200,000 200,135 Other intangible assets, net 471,528 490,664 Deferred income taxes 16,254 16,482 Other noncurrent assets 14,910 14,825 TOTAL ASSETS $ 881,071 $ 946,758 LIABILITIES AND EQUITY CURRENT LIABILITIES Behavioral $129M $156M Clinical $39M $29M Behavioral 2.5M 3.3M Clinical 197K 135K TOTAL LIABILITIES 615,500 628,687 EQUITY Successor common stock, $0 par value; 1,000,000 shares authorized; 9.996 shares issued at March 31, 2026 and 9,992 shares issued at December 31, 2025 379,306 378,777 Accumulated deficit (114,095) (62,095) Accumulated other comprehensive income 360 1,389 TOTAL EQUITY 265,571 318,071 TOTAL LIABILITIES AND TOTAL EQUITY $ 881,071 $ 946,758

Consolidated Statement of Operations (In Thousands, Except Per Share Amounts); Unaudited Subscription revenue, net (1) $ 167,357 $ 185,180 Other revenue, net (2) 904 1,391 Revenue, net 168,261 186,571 (3) Cost of subscription revenue 49,445 53,587 Cost of other revenue 144 108 Cost of revenue 49,589 53,695 Gross profit 118,672 132,876 Marketing expenses 92,934 78,778 Product development expenses 8,093 11,121 Selling, general and administrative expenses 48,084 35,629 Franchise rights acquired impairments 27,549 Operating loss (30,439) (20,201) Interest expense 11,475 27,60 3 Other (income) expense, net (737) 2,206 Loss before income taxes (41,177) (50,010) Provision for income taxes 10,823 22,575 Net loss $(52,000) $(72,585) Net loss per share Basic $(5.20) $(0.91) Diluted $ (5.20) $(0.91) Weighted average common shares outstanding Basic 9,996 80,129 Diluted 9,996 80,129 Note: Totals may not sum due to rounding. (1) “Subscription revenue, net” consists of the aggregate of: (a) net “Behavioral Subscription Revenue”, the fees associated with subscriptions for the Company’s Behavioral offerings; and (b) net “Clinical Subscription Revenue”, the fees associated with subscriptions for the Company’s Clinical offerings. (2) “Other revenue, net” consists of revenue from licensing, franchise fees with respect to commitment plans and royalties, publishing and other revenue. (3) “Cost of subscription revenue” consists of cost of revenue and operating expenses for the Company’s Behavioral and Clinical services.

Consolidated Statements of Cash Flows (In Thousands); Unaudited Operating activities: Net (loss) income $ (52,000) $ (72,585) Behavioral $129M $156M Clinical $39M $29M Behavioral 2.5M 3.3M Clinical 197K 135K Capitalized software and website development expenditures (5,797) (3,170) Cash used for investing activities (5,797) (3,175) Financing activities: Borrowings on revolving credit facility 171,341 Taxes paid related to net share settlement of equity awards (93) Cash provided by (used for) financing activities 171,248 Effect of exchange rate changes on cash and cash equivalents and restricted cash (566) 1,529 Net increase (decrease) in cash and cash equivalents and restricted cash (39,910) 184,600 Cash and cash equivalents and restricted cash, beginning of period 166,577 56,520 Cash and cash equivalents and restricted cash, end of period $ 126,667 $ 241,120

Contact Information Investors Media John Mills or Anna Kate Heller Lizzy Levitan WeightWatchers@icrinc.com WW@hunt-gather.com